                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Service Providers" and "Financial Statements and Experts" in the Combined Proxy Statement and to the incorporation by reference of our report dated February 20, 2001, with respect to New York Tax-Free Money Market Fund included in the HSBC Mutual Funds Trust, in this Registration Statement on Form N-14 of BNY Hamilton Funds, Inc.

                                                           /s/ ERNST & YOUNG LLP

                                                           ERNST & YOUNG LLP

New York, New York
December 20, 2001